Exhibit 99.2

LIBERTY BANCSHARES, INC.
3880 HULEN STREET, SUITE 100
FORT WORTH, TEXAS 76107
This Proxy is Solicited on Behalf of the Board of Directors of Liberty Bancshares, Inc. for use
at the Special Meeting of Shareholders on November 8, 2017
        The undersigned shareholder of Liberty Bancshares, Inc. (“Liberty”) hereby constitutes and appoints Elliott S. Garsek, Bob G. Scott and Don R. Waters and each of them, attorneys, agents and proxies with full power of substitution, to vote as proxy the number of shares of common stock, $1.00 par value per share, which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of Liberty to be held at the offices of Liberty Bank, 3880 Hulen Street, Suite 100, Fort Worth, Texas 76107 at 4:00 p.m. local time, on November 8, 2017, and any adjournment or postponement thereof (the “Special Meeting”), with respect to the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, each dated October 10, 2017, timely receipt of which are hereby acknowledged.
This Proxy may be revoked at any time before it is exercised.
1. Proposal to adopt the Agreement and Plan of Reorganization, by and among Veritex Holdings, Inc., Freedom Merger Sub, Inc. (“Merger Sub”), and Liberty, pursuant to which Merger Sub will merge with and into Liberty (the “merger”), and approve the merger (the “Liberty Merger Proposal”).
☐   For            ☐    Against            ☐    Abstain
2. Proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Liberty Merger Proposal (the “Liberty Adjournment Proposal”).
☐    For            ☐    Against            ☐    Abstain
IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON THE REVERSE SIDE.
        Shares of Liberty common stock will be voted as specified in this Proxy. Unless otherwise specified, this Proxy will be voted “FOR” each proposal indicated above.
        The board of directors of Liberty unanimously recommends a vote (1) “FOR” the Liberty Merger Proposal and (2) “FOR” the Liberty Adjournment Proposal. Such vote is hereby solicited on behalf of the board of directors.

Proxies submitted by mail must be received by November 7, 2017.
        You may vote your shares in person by attending the Special Meeting.

Please sign, date and return this Proxy promptly using the enclosed envelope.
        Please sign exactly as your name appears on the certificate(s) representing your share(s) of Liberty common stock. When shares are held by joint tenants, both should sign. When signing as attorney, trustee, executor, administrator or guardian, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.
        By signing this proxy you are voting all of the shares of Liberty common stock you own as indicated above.
Dated                                      ,  2017

(Signature of Shareholder)

(Print Name of Shareholder)

(Signature of Shareholder)

(Print Name of Shareholder)